Exhibit 16

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT

BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE COMPANY

TREATS AS PRIVATE OR CONFIDENTIAL

Power of Attorney

I hereby appoint Yoohyun K. Choi and Tyler Thorn as my recognized representatives and true and lawful attorneys-in-fact to sign any and all registration statements of HPS Corporate Lending Fund (the “Company”) for the registration of debt securities, including existing debt securities and those to be issued by the Company in the future, and any amendments or supplements thereto and all instruments necessary or incidental in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney is revocable by me at any time. Third parties receiving a duly executed copy, a copy uploaded in text or html format of facsimile of this Power of Attorney may rely upon this Power of Attorney.

Signature:	/s/ Grishma Parekh
Name:	Grishma Parekh
Address:	[XXXXXXXXXXX] [XXXXXXXXXXX]
Title:	Trustee and President
Date:	January 8, 2025

Signature:	/s/ Randall Lauer
Name:	Randall Lauer
Address:	[XXXXXXXXXXX] [XXXXXXXXXXX]
Title:	Trustee
Date:	January 8, 2025

Signature:	/s/ Robin Melvin
Name:	Robin Melvin
Address:	[XXXXXXXXXX] [XXXXXXXXXX]
Title:	Trustee
Date:	January 8, 2025

Signature:	/s/ Donna Milia
Name:	Donna Milia
Address:	[XXXXXXXXXXX] [XXXXXXXXXXX]
Title:	Trustee
Date:	January 8, 2025

Signature:	/s/ Robert Van Dore
Name:	Robert Van Dore
Address:	[XXXXXXXXXX] [XXXXXXXXXX]
Title:	Trustee
Date:	January 8, 2025